Exhibit 10.1

RA MEDICAL SYSTEMS, INC.

AMENDED AND RESTATED SUPPORT AGREEMENT

THIS AMENDED AND RESTATED SUPPORT AGREEMENT (this “Agreement”), dated as of __________, 2023, is made by and among Ra Medical Systems, Inc., a Delaware corporation (“Parent”), Catheter Precision, Inc., a Delaware corporation (the “Company”), and the undersigned holder (“Stockholder”) of shares of capital stock of Parent (the “Shares”) or Parent Equity Rights (defined below).

WHEREAS, Parent, Rapid Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“First Merger Sub”), Rapid Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub”), and the Company, entered into an Agreement and Plan of Merger, dated as of September 9, 2022 (the “Original Agreement”),;

WHEREAS, Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and/or holds Parent Options, Parent Restricted Stock Awards, Parent Restricted Stock Units and/or Parent Warrants (collectively, “Parent Equity Rights”) to acquire the number of Shares indicated opposite such Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, Stockholder previously entered into a support agreement dated September 9, 2022 related to the Original Agreement (the “Original Support Agreement”);

WHEREAS, Parent, the Company, First Merger Sub and Second Merger Sub have entered in an Amended and Restated Agreement and Plan of Merger, dated as of January 9, 2023 (the “Merger Agreement”), providing for the merger of First Merger Sub with and into the Company (the “First Merger”) and, the merger of the Company with and into Second Merger Sub (the “Second Merger" and, together with the First Merger, the “Merger”);

WHEREAS, as an inducement and a condition to the willingness of Parent, First Merger Sub, Second Merger Sub and the Company to enter into the Merger Agreement, Stockholder has agreed to enter into and perform this Agreement, which amends and restated the Original Support Agreement in its entirety; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent, First Merger Sub, Second Merger Sub and the Company’s entering into the Merger Agreement, Stockholder, Parent and the Company agree as follows:

1.Agreement to Vote Shares.  Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Parent, with respect to the Merger Conversion Proposal, the Financing Issuance Proposal, and any other Parent Stockholder Matters, such Stockholder shall:

(a)appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b)from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that Stockholder shall be entitled to so vote: (i) in favor of (A) the Merger Conversion Proposal, (B) the Financing Issuance Proposal, (C) the amendment of Parent’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of Parent Common Stock issuable under the 2018 Plan, and the conversion of the Assumed Options into options to purchase Parent Common Stock under the 2018 Plan, or the adoption of a new plan with similar terms (such issuance and conversion, the “Incentive Plan Proposal”), and (D) any other Parent Stockholder Matters (collectively, the “Key Proposals”); (ii) against any proposal or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Key Proposals; and (iii) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Key Proposals on the date on which such meeting is held. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing

2.Expiration Date.  As used in this Agreement, the term "Expiration Date" shall mean the earliest to occur of (a) 270 calendar days from the date of this Agreement, (b) the approval of the Key Proposals, (c) upon mutual written agreement of the parties to terminate this Agreement, and (d) termination of the Merger Agreement.

3.Additional Acquisitions.  Stockholder agrees that any Shares that Stockholder acquires or with respect to which Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Parent Equity Rights or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4.Agreement to Retain Shares.  From and after the date hereof until the Expiration Date, Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens) any Shares or any New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, or (d) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Stockholder may make (1) transfers by will, by operation of law (including transfers pursuant to a qualified domestic order or in connection with a divorce settlement), or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee, (2) with respect to Stockholder’s Parent Equity Rights which expire on or prior to the Expiration Date, transfers, sale, or other disposition of Shares to Parent as payment for the (i) exercise price, if applicable, of Stockholder’s Parent Equity Rights and (ii) taxes applicable to the exercise of Stockholder’s Parent Equity Rights, (3) if Stockholder is a partnership or limited liability company, a transfer to one or more partners or members of Stockholder or to an Affiliate of Stockholder, or if Stockholder is a trust, a transfer to a beneficiary, provided that (i) in each case the applicable transferee has signed a voting agreement in substantially the form hereof and (ii) such transfer will not necessitate the filing of a Form 4 reporting such transfer, (4) transfers to another holder of Shares or Parent Equity Rights that has signed a support agreement in substantially the form of this Agreement, and (5) transfers, sales or other dispositions as the Company may otherwise agree in writing in its sole discretion.  If any voluntary or involuntary transfer of any Shares covered hereby shall occur (including a transfer or disposition permitted by this Section 4, sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.

5.Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent and the Company as follows:

(a)If Stockholder is an entity: (i) Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby.  If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b)this Agreement has been duly executed and delivered by or on behalf of Stockholder and, to Stockholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company and Parent, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c)Stockholder beneficially owns the number of Shares indicated opposite Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any Liens, and has sole or shared, and otherwise unrestricted, voting power with respect to such

Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

(d)to the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the compliance by Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any contract or other obligation, or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any law, statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any certificate of incorporation, bylaw or other organizational document of Stockholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

(e)the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

(f)no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any contract made by or on behalf of Stockholder; and

(g)as of the date of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder that would reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect.

6.Irrevocable Proxy.  Except as otherwise provided in this Section 6, by execution of this Agreement, Stockholder does hereby appoint the Company and any of its designees with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of Stockholder’s rights with respect to the Shares, to vote and exercise all voting and related rights, including the right to sign Stockholder’s name (solely in its capacity as a stockholder) to any stockholder consent, if Stockholder is unable to perform or otherwise does not perform his, her or its obligations under this Agreement, with respect to such Shares solely with respect to the matters set forth in Section 1 hereof.  Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, hereby revokes any proxy previously granted by Stockholder with respect to the Shares and represents that none of such previously-granted proxies are irrevocable.  Stockholder hereby affirms that: (i) the proxy set forth in this Section 6 is given in connection with, and granted in consideration of, and as an inducement to Parent and the Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1 and (ii) the irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of Stockholder and the obligations of Stockholder shall be binding on Stockholder’s heirs, personal representatives, successors, transferees and assigns.  Stockholder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth in Section 1 until after the Expiration Date.  Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.

7.No Legal Actions.  Stockholder will not in its capacity as a stockholder of Parent bring, commence, institute, maintain, prosecute or voluntarily aid any Action which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Parent Board, constitutes a breach of any fiduciary duty of the Parent Board or any member thereof.

8.Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

9.Directors and Officers. If Stockholder is a director, officer or employee of Parent, this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Parent and/or holder of Parent Equity Rights and not in Stockholder’s capacity as a director, officer or employee of Parent or any of its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of Parent in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

10.No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

11.Termination.  This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 11 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination hereof.

12.Further Assurances.  Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and by the Merger Agreement (the “Contemplated Transactions”).

13.Disclosure.  Stockholder hereby agrees that Parent and the Company may publish and disclose in the proxy statement (the “Proxy Statement”) related to any prospectus filed with any regulatory authority in connection with the Contemplated Transactions or the Key Proposals and any related documents filed with such regulatory authority and as otherwise required by law, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and may further file this Agreement as an exhibit to the Proxy Statement or prospectus or in any other filing made by Parent or the Company as required by law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Contemplated Transactions, all subject to prior review and an opportunity to comment by Stockholder’s counsel.  Prior to the Closing, Stockholder shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the Contemplated Transactions, without the prior written consent of Parent and the Company, provided that the foregoing shall not limit or affect any actions taken by Stockholder (or any affiliated officer or director of Stockholder) that would be permitted to be taken by Stockholder, Parent or the Company pursuant to the Merger Agreement; provided, further, that the foregoing shall not prohibit any actions of Stockholder if such prohibition would conflict with applicable law.

14.Notice.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e‑mail, upon written confirmation of receipt by e‑mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the Company or Parent, as the case may be, in accordance with Section 8.5 of the Merger Agreement, and to Stockholder at his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

15.Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement, or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

16.Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by such party without the prior written consent of the other parties shall be void and of no effect.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17.No Implied Waivers.  No waivers of any breach of this Agreement extended by the Company or Parent to any Stockholder shall be construed as a waiver of any rights or remedies of the Company or Parent, as applicable, with respect to any other Stockholder or stockholder of Parent who has executed an agreement substantially in the form of this Agreement with respect to Shares or Parent Equity Rights held or subsequently held by such stockholder, or with respect to any subsequent breach of Stockholder or any other stockholder of Parent.  No waiver of any provisions hereof by any party, or failure or delay in exercising any right or remedy hereunder, in whole or in part, shall be deemed a waiver of any other provisions hereof, or any right or remedy hereunder, by any such party, nor deemed a continuing waiver of any provision hereof, or any right or remedy hereunder, by such party.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any other rights or remedies, express or implied, which they would otherwise have hereunder or under applicable law.

18.Applicable Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.  In any Action between any of the parties arising out of or relating to this Agreement, each party hereto:  (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such Action shall be heard and determined exclusively in accordance with clause (i) of this Section 18, (iii) waives any objection to laying venue in any such Action in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any Action shall be effective if notice is given in accordance with Section 14 of this Agreement.

19.Waiver of Jury Trial.  The parties hereto hereby waive any right to trial by jury with respect to any Action related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

20.No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Parent Board has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the certificate of incorporation of Parent, the Merger Agreement and the Contemplated Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

21.Entire Agreement; Counterparts; Exchanges by Facsimile.  This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

22.Amendment.  This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto at the time of such amendment; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by Parent, the Company and Stockholder.

23.Fees and Expenses.  Except as otherwise specifically provided herein, the Merger Agreement or any other agreement contemplated by the Merger Agreement to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

24.Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

25.Construction.

(a)For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)As used in this Agreement, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement, unless otherwise specified.

(e)Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively. All Schedules referenced herein are hereby incorporated into this Agreement as if set forth herein.

(f)The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature Page Follows]

EXECUTED as of the date first written above.

If Stockholder is an individual: [stockholder]

Signature:

If Stockholder is an entity: [stockholder]

By:
Name:
Title:

18486699v2

EXECUTED as of the date first written above.

RA MEDICAL SYSTEMS, INC.

By:
Name:
Title:

CATHETER PRECISION, INC

By:
Name:
Title: